EX-99.906CERT

CERTIFICATION

Daniel T. Hart, Trustee and Principal Executive Officer, and Greg Myers, Treasurer and Principal Financial Officer of the Cottonwood Mutual Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Trustee and Principal Executive Officer

Treasurer and Principal Financial Officer

Cottonwood Mutual Funds

Cottonwood Mutual Funds

/s/ Daniel T. Hart

/s/ Greg Myers

Daniel T. Hart

Greg Myers

Date November 8, 2013

Date: November 8, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Cottonwood Mutual Funds and will be retained by the Cottonwood Mutual Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.